EXHIBIT 99.6

              IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                         IN AND FOR NEW CASTLE COUNTY

          _________________________________
                                            x
          STEVEN HOROWITZ and DINA          :
          HOROWITZ, on behalf of themselves
          and all others similarly          :
          situated,
                                            :
                              Plaintiffs,          C.A. No. 15819
                                            :
                    -against-
                                            :
          R. EUGENE CARTLEDGE, LEE B.
          DURHAM, JR., ROBERT L. HARRISON,  :
          JAMES M. REED, DALE C. CRITZ,              CLASS ACTION
          ARTHUR M. GIGNILLIAT, JR., ROBERT :          COMPLAINT

          S. JEPSON, JR., ARNOLD TENENBAUM,
          W. WALDO BRADLEY, JOHN D.         :
          CARSWELL, F. SPRAGUE EXLEY,
          WILLIAM W. SPRAGUE, III, HUGH M.  :
          TARBUTTON, FLO-SUN, INC. and
          SAVANNAH FOODS & INDUSTRIES, INC. :

                              Defendants.   :
                                            x
          _________________________________

                  Plaintiffs allege upon information and belief except as to paragraph 1, which is alleged on knowledge, as follows:

                                 THE PARTIES

                  1. Plaintiffs are and at all times relevant hereto have been the owners of shares of the common stock of Savannah Foods & Industries, Inc. ("Savannah" or the "Company").

                  2.   Savannah is a corporation organized and
        existing under the laws of the State of Delaware with offices in Savannah, Georgia. Savannah is one of the largest sugar refiners in the country, best known for Dixie Crystals, which has a 20% market share. Savannah has approximately 28.7 million shares of common stock issued and outstanding which trade on the New York Stock Exchange.

                  3.   (a)  Defendant R. Eugene Cartledge
        ("Cartledge") is and was at all relevant times Chairman of the Board of Savannah.

                       (b) Defendant Lee B. Durham, Jr. ("Durham") is and was at all relevant times a director of Savannah and is of counsel to Clark Hill P.L.C., a law firm which serves as general counsel to Michigan Sugar Co., a wholly-owned subsidiary of Savannah.

                       (c) Defendant Robert L. Harrison ("Harrison") is and was at all relevant times a director of Savannah and President of Stevens Shipping & Terminal Co., a company which conducts business with Savannah related to port activities associated with the importation of new sugar.

                       (d)  Defendant James M. Reed ("Reed") is and
        was at all relevant times a director of Savannah and Vice Chairman and Chief Financial Officer of Union Camp Corporation, a company which provides packaging supplies to Savannah (in 1996, amounting to $7.7 million). Defendant Cartledge formerly served as Union Camp's Chairman and Chief Executive Officer for approximately 8 years.

                       (e) Defendant Dale C. Critz ("Critz") is and was at all relevant times a director of Savannah.

                       (f)  Defendant Arthur M. Gignilliat, Jr.
        ("Gignilliat") is and was at all relevant times a director of Savannah.

                       (g) Defendant Robert S. Jepson, Jr. ("Jepson") is and was at all relevant times a director of Savannah.

                       (h) Defendant Arnold Tenenbaum ("Tenenbaum") is and was at all relevant times a director of Savannah.

                       (i) Defendant W. Waldo Bradley ("Bradley") is and was at all relevant times a director of Savannah.

                       (j) Defendant John D. Carswell ("Carswell") is and was at all relevant times a director of Savannah.

                       (k)  Defendant F. Sprague Exley ("Exley") is
        and was at all relevant times a director of Savannah and a senior executive of the Company.

                       (l)  Defendant William F. Sprague, III
        ("Sprague") is and was at all relevant times President and Chief Executive Officer of the Company.

                       (m) Defendant Hugh M. Tarbutton ("Tarbutton") is and was at all relevant times a director of Savannah.

                  4. The individual defendants are in a fiduciary relationship with plaintiff and the other public stockholders of Savannah and owe to plaintiff and other members of the class the highest obligations of good faith, fair dealing and full disclosure.

                  5. The individual defendants are long-time social and/or business acquaintances. For example, in addition to serving as Savannah directors:

                       (a) Defendants Harrison, Gignilliat, Exley and Tarbutton all serve together as directors of Nationsbank, N.A. ("South");

                       (b) Defendants Gignilliat and Tenenbaum serve as directors of Savannah Electric and Power Company; and

                       (c) Defendants Tenenbaum and Bradley serve as directors of First Union corporate entities.

                  6. Defendant Flo-Sun, Inc. ("Flo-Sun") is a private company in Palm Beach, Florida and is one of the largest producers of sugar in Florida. Flo-Sun is named herein as an aider and abettor of the breaches of fiduciary duty described herein.

                           CLASS ACTION ALLEGATIONS

                  7. Plaintiffs bring this case on their own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all public stockholders of Savannah, and their successors in interest, who are or will be threatened with injury arising from defendants' actions as more fully described herein (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.

                  8. This action is properly maintainable as a class action because:

                       (a) The class is so numerous that joinder of all members is impracticable. As of September 30, 1996 there were approximately 3,000 stockholders of record located throughout the United States.

                       (b) There are questions of law and fact which are common to the class and which predominate over questions affecting any individual class member.

                       (c)  Plaintiffs are committed to prosecuting
        this action and have retained competent counsel experienced in litigation of this nature. The claims of plaintiffs are typical of the claims of other members of the class and plaintiffs have the same interests as the other members of the class. Accordingly, plaintiffs are adequate representatives of the class and will fairly and adequately protect the interests of the class.

                               CLAIM FOR RELIEF

                  9. On or about July 15, 1997, Savannah announced that it would merge with the domestic sugar operations of Flo-Sun, a privately-held company run by the Fanjul family, and Florida Crystals, a unit of Flo-Sun.

                  10. Pursuant to the terms of the transaction, Flo-Sun and affiliated shareholders will own 58.5% of the new entity, while Savannah public stockholders will own the remaining 41.5%.

                  11. In addition, defendant Sprague will remain as president of Savannah's sugar refining business.

                  12. Flo-Sun shareholders, pursuant to the terms of the transaction, will receive supermajority voting rights and, thus, will control 83% of the vote of the new entity.

                  13. It is impossible to value the transaction at this time. However, in response to the announcement, the price of Savannah common stock fell $2.94 or 16%, to $15.75 per share. Thus, it is evident that Savannah's public stockholders will not receive a premium over Savannah's market price although they will lose control over Savannah and its valuable assets.

                  14. According to a July 16, 1997 article in the Sun-Sentinel, the founding families of both Savannah and Flo-Sun have worked together for years.

                  15. In fact, none of the individual defendants own any substantial amount of stock in Savannah and thus have no interests to protect as shareholders of the Company.

                  16. Flo-Sun is a privately-held company owned by the Fanjul family. If the transaction is consummated, the Fanjul family and affiliates will have control of the new company. Thus, control of Savannah will have passed from its public shareholders to the Fanjuls.

                  17. The consideration to be paid to class members is unfair and grossly inadequate because, among other things:

                       (a) the intrinsic value of Savannah's common stock is materially in excess of the consideration to be received by Savannah's public shareholders in the transaction giving due consideration to the Company's recent operating results, the recent market price of the Company's stock and Savannah's present and projected cash flow, and profitability;

                       (b) the directors of Savannah have failed to maximize the value of its shareholders' equity by "shopping" the Company, or conducting an auction of the Company or seeking other alternatives to maximize shareholder value;

                       (c)  Savannah's directors have failed to
        conduct a market check to ascertain the highest price that could be attained for Savannah stock in a change of control transaction; and

                       (d)  Savannah's directors have failed to
        negotiate for an adequate premium for the sale of control of Savannah.

                  18. As a result of the foregoing, the individual defendants have breached their fiduciary duties owed to Savannah's stockholders in a change of control transaction. Defendant Flo-Sun, without whom this transaction could not occur, has aided and abetted the breaches of fiduciary duty.

                  19. Unless enjoined by this Court, the individual defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class to the irreparable harm of Class members who will be denied their right to maximize the value of their investment in Savannah in a change of control transaction.

                  20. Plaintiffs and the other members of the Class have no adequate remedy at law.

                  WHEREFORE, plaintiffs demand judgment as follows:

                       (a)  declaring this to be a proper class
        action;

                       (b)  ordering the individual defendants to
        carry out their fiduciary duties to plaintiffs and the other members of the Class by announcing their intention to:

                           (i)  undertake an appropriate evaluation
        of alternatives designed to maximize value for Savannah's public stockholders; and

                          (ii)  adequately ensure that no conflicts
        of interests exist between defendants' own interests and their fiduciary obligations to Savannah's public stockholders or, if such conflicts exist, ensure that all conflicts would be resolved in the best interests of Savannah's public stockholders.

                       (c)  preliminarily and permanently enjoining
        the proposed transaction or awarding rescissory damages to the Class;

                       (d)  ordering defendants, jointly and
        severally, to account to plaintiffs and the other members of the Class for all damages suffered and to be suffered by them as a result of the acts and transactions alleged herein;

                       (e)  awarding plaintiffs the costs and
        disbursements of the action, including a reasonable allowance for plaintiffs' attorney's fees and experts' fees; and

                       (f) granting such other and further relief as this Court may deem to be just and proper.

                                       ROSENTHAL, MONHAIT, GROSS
                                         & GODDESS, P.A.

                                     By: _______________________________
                                         Suite 1401, Mellon Bank Center
                                         P.O. Box 1070
                                         Wilmington, DE 19899-1070
                                         (302) 656-4433
                                         Attorneys for Plaintiffs



          OF COUNSEL:

          LOWEY DANNENBERG BEMPORAD
            & SELINGER, P.C.
          The Gateway
          One North Lexington Avenue
          White Plains, NY  10601
          Tel:  (914) 997-0500
          Fax:  (914) 997-0035

          GOODKIND LABATON RUDOFF
            & SUCHAROW LLP
          100 Park Avenue
          New York, NY  10017
          Tel:  (212) 907-0700
          Fax:  (212) 818-0477